UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 28, 2023

Date of Report (date of earliest event reported)

GIGCAPITAL5, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40389	86-1728920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GIA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed in a Current Report on Form 8-K that GigCapital 5, Inc., a Delaware corporation (the “Company”), filed on September 29, 2021 with the U.S. Securities and Exchange Commission (the “SEC”), the Company previously entered into an Investment Management Trust Agreement (the “IMTA”), dated September 23, 2021 and amended as of September 23, 2022 and March 28, 2023, with Continental Stock Transfer & Trust Company (“CST”), as trustee. On September 28, 2023, the Company’s stockholders approved an amendment (the “IMTA Amendment”) to the IMTA that extends the date by which the Company must consummate a business combination transaction from March 28, 2023 (the date which is 24 months from the closing date of the Company’s initial public offering of units (the “IPO”)) one (1) time until December 31, 2023, without any additional payment to the trust account (the “Trust Account”), as described in the Definitive Proxy Statement on Form DEF 14A as filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 18, 2023 (the “Definitive Proxy Statement”), as supplemented with additional materials on September 27, 2023. Following such approval by the Company’s stockholders, the Company and CST entered into the IMTA Amendment on September 28, 2023.

The foregoing description of the IMTA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the IMTA Amendment, a copy of which is filed herewith as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 28, 2023, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation that extends the date by which the Company must consummate a business combination transaction from September 28, 2023 (the date which is 24 months from the closing date of the Company’s IPO) up to December 31, 2023. The certificate of amendment was filed with the Delaware Secretary of State and has an effective date of September 28, 2023.

The foregoing description of the certificate of amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of amendment, a copy of which is filed herewith as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Special Meeting, of the 9,564,001 shares of common stock outstanding and entitled to vote, 8,949,235 shares were represented, constituting a quorum. The final results for the matter submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal 1: The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination transaction from September 28, 2023 (the date which is 24 months from the closing date of the Company’s IPO) up to December 31, 2023, by the votes set forth in the table below:

For	Against	Abstained
8,946,254	2,981	0

Proposal 2: The stockholders approved an amendment to the Company’s Investment Management Trust Agreement to extend the date by which the Company must consummate a business combination transaction from September 28, 2023 (the date which is 24 months from the closing date of the Company’s initial public offering of units) up to December 31, 2023, without any additional payment to the Trust Account, by the votes set forth in the table below:

For	Against	Abstained
8,946,254	2,981	0

No other items were presented for stockholder approval at the Special Meeting.

Item 7.01	Regulation FD Disclosure.

The information set forth below under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

In connection with Proposal 1 to amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination transaction from September 28, 2023 (the date which is 24 months from the closing date of the Company’s IPO) until December 31, 2023, stockholders elected to redeem 904,023 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which represents approximately 3.9% of the shares that were part of the units that were sold in the Company’s IPO. Following such redemptions, approximately $23 million will remain in the trust account and 2,114,978 shares of Common Stock will remain issued and outstanding.

On September 29, 2023, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

10.1	Amendment to the Investment Management Trust Agreement, dated September 28, 2023

99.1	Press Release, dated September 29, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2023

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer, President, Secretary, and Director